Exhibit 99.1

RESIGNATION LETTER

August 19, 2010

Dongsheng Pharmaceutical International Co., Ltd.
Room 10, 9th Floor, Building No. 5
9 Gaoshengqiao Road, Dayi Louver Plaza
Wuhou District, Chengdu, Sichuan Province
People’s Republic of China 610041

Gentlemen:

This letter confirms that I, Xicai Su, hereby resign as the Chief Operating Officer of Dongsheng Pharmaceutical International Co., Ltd. (the “Corporation”) effective immediately. My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

By:  s/ Xicai Su
    Xicai Su